Exhibit 10.1

AMENDMENT TO THE AVENUE THERAPEUTICS, INC.

2015 STOCK PLAN

This Amendment to the Avenue Therapeutics, Inc. 2015 Stock Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Avenue Therapeutics, Inc. (the “Company”), to be effective as of June 24, 2024.

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to Article 15 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 5.1 of the Plan is hereby amended in its entirety as follows:

5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,070,223. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,070,223. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 500,000 Shares.

2. Pursuant to the terms of Section 3.2 of the Plan, upon the approval by stockholders of an amendment that increases the number of shares subject to the Plan, the term of the Plan will be extended to the tenth anniversary of the date of such approval. Therefore, this amendment will extend the expiration date of the Plan to June 24, 2034.

Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being an Amendment to the Plan, as adopted by the Board on April 25, 2024, and approved by the Company’s stockholders on June 24, 2024.